Exhibit 4.19.1

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 23, 2013, among Revlon Consumer Products Corporation, a Delaware corporation (the “Company”), each of the entities listed on Annex A attached hereto as Subsidiary Guarantors (the “Subsidiary Guarantors”) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of February 8, 2013 (the “Indenture”), providing for the issuance of 5.75% Senior Notes due 2021 (together, the “Notes”) and guarantees of the Notes by the Subsidiary Guarantors (the “Guarantees”);

WHEREAS, clause (vi) of Section 9.01 of the Indenture provides that the Company and the Trustee may amend the Indenture, the Notes and the Guarantees without the consent of or notice to any Holder of the Notes to, among other things, surrender any right or power conferred upon the Company or a Subsidiary;

WHEREAS, the Company and the Subsidiary Guarantors desire to supplement and amend the Indenture;

WHEREAS, the Company and the Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee join in the execution of this Supplemental Indenture pursuant to Section 9.06 of the Indenture; and

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Company and the Subsidiary Guarantors have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AMENDMENT TO THE INDENTURE. This Supplemental Indenture hereby amends the Indenture (i) to delete in their entirety clauses (2), (8) and (9) of Section 10.04 (Releases) of the Indenture and to renumber clauses (3), (4), (5), (6) and (7) as (2), (3), (4), (5) and (6), respectively; (ii) to add the word “or” at the end of the new clause (5); and (iii) to replace the semicolon at the end of the new clause (6) with a period.

3. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly amended and supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Supplemental Indenture, then the terms and conditions of this Supplemental Indenture shall prevail.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Subsidiary Guarantors.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

REVLON CONSUMER PRODUCTS CORPORATION

By:	/s/ Michael T. Sheehan
Name:	Michael T. Sheehan
Title:	Senior Vice President, Deputy General
Counsel & Secretary

ALMAY, INC.

BARI COSMETICS, LTD.

CHARLES REVSON INC.

NORTH AMERICA REVSALE INC.

OPP PRODUCTS, INC.

PPI TWO CORPORATION

REVLON CONSUMER CORP.

REVLON DEVELOPMENT CORP.

REVLON GOVERNMENT SALES, INC.

REVLON INTERNATIONAL CORPORATION

REVLON REAL ESTATE CORPORATION

RIROS CORPORATION

RIROS GROUP INC.

SINFULCOLORS INC.

By:	/s/ Michael T. Sheehan
Name:	Michael T. Sheehan
Title:	Senior Vice President, Deputy General Counsel & Secretary

[Signature Page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Joshua A. Hahn
Name:	Joshua A. Hahn
Title:	Assistant Vice President

[Signature Page to Supplemental Indenture]

ANNEX A

SUBSIDIARY GUARANTORS

Almay, Inc.

Bari Cosmetics, Ltd.

Charles Revson Inc.

North America Revsale Inc.

OPP Products, Inc.

PPI Two Corporation

Revlon Consumer Corp.

Revlon Development Corp.

Revlon Government Sales, Inc.

Revlon International Corporation

Revlon Real Estate Corporation

RIROS Corporation

RIROS Group Inc.

SinfulColors Inc.